UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 7, 2007

Date of Report (Date of earliest event reported)

OSI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Pinelawn Road
                Melville, NY 11747
(Address of principal executive offices)

          (631) 962-2000
(Registrant’s telephone number, including area code)

           ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
           ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
           ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
           ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     ITEM 8.01. Other Events.

On February 7, 2007, Roche, the international partner of OSI Pharmaceuticals, Inc. (“OSI”) for the distribution and sale of its oncology drug, Tarceva® (erlotinib), announced that the net international sales of Tarceva for the year and quarter ended December 31, 2006 were approximately $249 million and $84 million respectively.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI PHARMACEUTICALS, INC.

By:  /s/  Barbara A. Wood
Barbara A. Wood
Vice President, General Counsel
and Secretary
Date: February 7, 2007